As filed with the Securities and Exchange Commission on March 25, 2010
Registration No. 333-144209

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ClearPoint Business Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	98-0434371
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1600 Manor Drive, Suite 110
Chalfont, PA 18914
(Address of Principal Executive Offices; Zip Code)

CLEARPOINT BUSINESS RESOURCES, INC.
2006 LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Michael D. Traina
Chief Executive Officer
ClearPoint Business Resources, Inc.
1600 Manor Drive, Suite 110
Chalfont, PA 18914
(215) 997-7710
 (Name and address of agent for service; telephone number,
including area code, of agent for service)

Copies to:

Alan L. Zeiger, Esquire
Alan H. Lieblich, Esquire
Yelena M. Barychev, Esquire
Blank Rome LLP
One Logan Square
Philadelphia, PA 19103
(215) 569-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check One):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement No. 333-144209 on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission (“SEC”) on June 29, 2007 is being filed for the purpose of deregistering under the Securities Act of 1933, as amended, 2,750,000 shares of common stock of ClearPoint Business Resources, Inc. (the “Company”) that remain unsold under the Registration Statement.  No shares of the 2,750,000 shares of common stock originally registered under the Registration Statement were issued pursuant to the ClearPoint Business Resources, Inc. 2006 Long-Term Incentive Plan (the “Plan”).

The Company intends to deregister its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend its reporting obligations under Section 15(d) of the Exchange Act through the filing of a Form 15 with the SEC.  In connection with such actions, the Company terminates the offering contemplated by the Registration Statement.  Accordingly, pursuant to an undertaking made in the Registration Statement, the Company files this Post-Effective Amendment No. 1 to the Registration Statement to deregister 2,750,000 shares of common stock that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chalfont, Commonwealth of Pennsylvania, on March 24, 2010.

CLEARPOINT BUSINESS RESOURCES, INC.

By:	/s/ Michael D. Traina
Michael D. Traina
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement was signed by the following persons in the capacities and as of the date indicated.

Signature	Title	Date
/s/ Michael D. Traina Michael D. Traina	Chairman and Chief Executive Officer (principal executive officer)	March 24, 2010
/s/ John G. Phillips John G. Phillips	Chief Financial Officer (principal financial officer and principal accounting officer)	March 24, 2010
/s/ Gary E. Jaggard Gary E. Jaggard	Director	March 24, 2010